Exhibit 10.67

Business Division and Partnership Agreement

between

Beijing Sogou Technology Development Co., Ltd

and

Beijing Sogou Information Service Co., Ltd.

September 26, 2010

1

This Business Division and Partnership Agreement (hereinafter referred to as the “Agreement”) is entered into by and between the following parties on September 26, 2010:

Party A:	Beijing Sogou Technology Development Co., Ltd, Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

Party B:	Beijing Sogou Information Service Co., Ltd., Registered Address: Room 2, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

In this Agreement, Party A and Party B are referred to as the “parties” collectively or “a party” individually.

Whereas:

1	Party A is a wholly foreign-invested limited liability company incorporated and existing under laws of the People’s Republic of China and owns expertise and staff in connection with Internet information services as well as relevant customer channels.

2	Party B is a domestic limited liability company incorporated under laws of the People’s Republic of China, which has the capability and qualification to deal in Internet information service and Internet search business, runs the Sogou website and primarily conducts the business of online information publication and Internet search service.

3	Party A possesses resources required in the offering of computer technologies, network technology development and technical service, is a provider of technical support required by network operations, and signed an Exclusive Technical Consultancy and Service Agreement with Party B on September 26, 2010.

4	With regard to the joint provision of enterprise promotion service to customers, both parties have been partnering with each other as per the division of business based on their respective business scope since their incorporation. Before execution of this Agreement, both parties had reached full common understanding and concluded an oral agreement on their respective rights and obligations under the business division and partnership. In order to document the prior partnership pattern between the parties and the relevant terms and conditions, and to standardize future business division and partnership, both parties hereby enter into the following written agreement for clarification and mutual performance.

I. Content of Partnership

1.	In order to fully leverage and make use of the Sogou brand to offer enterprise promotion service to customers, Party B agrees and acknowledges that Party A may sign package service contracts with customers and/or agents on a unified manner depending on the circumstances.

2.	After execution of such a contract, and subject to compliance with applicable Chinese laws and regulations, Party A shall only provide the customer with the technical consultancy and technical support service within its business scope that is required in online information publication and publication of the customer’s promotional information, and shall provide network-related technical and consulting support to Party B as per the Exclusive Technology Consulting and Service Agreement.

3.	Party B shall, as per this Agreement and the provisions of such service contract signed by Party A, provide the customer with Internet information publication service, publish online information, enterprise promotion information, and furnish other services in connection with the business conducted by Party A.

4.	Both parties agree that Party A will charge and invoice customers on a unified basis, and Party A shall, after receiving the charges, pay to Party B the consideration for provision of Internet information service depending on the charges collected and the amounts of work offered by both parties during the underlying service, and according to the provisions of Article II of this Agreement.

5.	Party A permits Party B to use on the website of Party B the software copyrighted by Party A that is in connection with performance of this Agreement.

II. Payment of Consideration

1.	As the consideration for the Internet information service and other relevant services offered by Party B to customers, Party A will pay a service fee to Party B after receiving the package amounts from the customers, and the amount of the service fee will be determined and paid as per the terms set forth in the attachment hereto and may be subject to adjustment by both parties depending on the circumstances.

2.	Both parties agree that they shall jointly bear all financial losses that may arise from performance of this Agreement.

3.	Both parties hereby acknowledge that, before the execution of this written Agreement, and as per the business division and partnership orally agreed upon by both parties, Party A had paid to Party B through various ways (including but not limited to sharing operating costs) the full amount of the service fee that was due and payable for the Internet information service and other relevant services offered by Party B.

III. Representations and Warranties

1.	Party A hereby represents and warrants as follows:

(a)	Party A is a company legally incorporated and validly existing under Chinese laws.

(b)	Party A performs this Agreement within the scope of its corporate powers and business scope, has taken necessary corporate acts and appropriate authorizations and obtained requisite consents and approvals from third parties and governmental authorities for performance of this Agreement, and its performance of this Agreement does not violate any legal or contractual restrictions that are binding upon or may affect it.

(c)	Once executed, this Agreement shall immediately become a valid and effective legal instrument that is binding and enforceable upon Party A.

2.	Party B hereby represents and warrants as follows:

(a)	Party B is a company incorporated and validly existing under Chinese laws and is qualified to offer Internet information service and other relevant services.

(b)	Party B performs this Agreement within the scope of its corporate powers and business scope, has taken necessary corporate acts and appropriate authorizations and obtained requisite consents and approvals from third parties and governmental authorities for performance of this Agreement, and its performance of this Agreement does not violate any legal or contractual restrictions that are binding upon or may affect it.

(c)	Once executed, this Agreement shall immediately become a valid and effective legal instrument that is binding and enforceable upon Party B.

IV. Responsibility for Defaults

1.	Unless otherwise stated herein, a party shall be deemed as being in default of this Agreement if and to the extent that it fails to fully perform or suspends performance of its obligations hereunder and fails to correct the said act within thirty days upon receipt of the other party’s notice, or if and to the extent that its representations and warranties are untrue, inaccurate or incomplete.

2.	If either party breaches this Agreement or any representation or warranty it has made herein, the non-defaulting party may give a written notice to the defaulting party, requesting the defaulting party to correct the default within ten days from receipt of the notice, take appropriate measures to effectively prevent detrimental consequences in a timely manners, and continue performance of this Agreement.

3.	If either party’s default of this Agreement causes the other party to bear any expenses, liabilities or to suffer any losses (including but not limited to loss of corporate profits), the defaulting party shall indemnify the non-defaulting party for any such expenses, liabilities or losses (including but not limited to interest and attorney’s fee that may be paid or lost due to the default). The sum of such indemnities paid by the defaulting party to the non-defaulting party shall be equal to the losses arising from the default, and such indemnities shall include the benefits that the non-defaulting party should have received as result of performance of this Agreement but shall not exceed the reasonable expectation of both parties.

4.	If both parties breach this Agreement, the amount of indemnities each party shall pay respectively shall be determined depending on the degree of its default.

V. Taxes

Each party shall independently bear the taxes it incurs during performance of this Agreement according to the requirements of applicable laws.

VI. Confidentiality Clause

1.	Both parties agree to endeavor to take all reasonable measures to keep in confidence the execution, terms and conditions as well as performance of this Agreement, and the confidential data and information of either party that the other party may know or access during performance of this Agreement (hereinafter referred to as “Confidential Information”), and shall not disclose, make available or assign such Confidential Information to any third party without the prior written consent of the party providing the information.

2.	The above restriction is not applicable to:

(a)	information that has already become generally available to the public at the time of disclosure;

(b)	information that, after the time of disclosure, has become generally available to the public not because of either party’s fault;

(c)	information that either party can prove that it has already possessed before the time of disclosure and that has not been directly or indirectly acquired from the other party; and

(d)	the foregoing Confidential Information that either party is obliged to disclose to relevant governmental authorities or stock exchanges, among others, as required by law, or that either party discloses to its direct legal counsels and financial advisors as needed during its due course of business.

3.	Both parties agree that this clause will continue to remain valid and effective regardless of any alteration, cancellation or termination of this Agreement.

VII. Effectiveness and Term of Agreement

1.	This Agreement shall take effect as of the first written date of execution after being affixed with the company seals of both parties.

2.	This Agreement shall remain valid for ten years from the date of effectiveness unless Party A cancels it early. Before expiration of this Agreement, performance of this Agreement may be terminated early or the term of this Agreement may be extended if so agreed by both parties or if unilaterally requested by Party A.

VIII. Governing Law and Settlement of Disputes

1.	Governing Law

The execution, effectiveness, performance, construction and interpretation of and the settlement of disputes over this Agreement shall be governed by Chinese laws.

2.	Arbitration

When any dispute occurs between both parties with regard to the interpretation and performance of any clauses herein, the parties shall seek settlement of the dispute through good-faith negotiation. If both parties cannot reach any agreement on settlement of the dispute within thirty (30) days after either party sends to the other party the written notice requesting resolution through negotiation, either party may refer the dispute to China International Economic and Trade Arbitration Commission for determination according to the arbitration rules of the said Commission as then prevailing. Arbitration shall occur in Beijing and the language of arbitration shall be Chinese. The arbitration ruling shall be final and binding upon both parties. This clause shall survive regardless of termination or cancellation of this Agreement.

IX. Force Majeure

1.	Force majeure shall refer to all events that are uncontrollable and unforeseeable by either party hereto or that are inevitable even if foreseeable and prevent that party from performing or from fully performing the obligations hereunder. Such events include, without limitation to, any strikes, factory closedowns, explosions, marine perils, natural disasters or acts of public enemy, fire, floods, destructive activities, accidents, wars, riots, rebellions and any other similar events.

2.	If a force majeure event occurs and prevents the affected party from performing any obligation hereunder, the obligation so prevented shall be suspended throughout the duration of the force majeure event and the date of performance of the obligation shall be automatically extended to the date of completion of the force majeure event, and the party so prevented from performing the obligation shall not be subject to any punishment.

3.	The party encountering a force majeure event shall immediately give a written notice to the other party, and deliver appropriate proof of the occurrence and duration of the force majeure event. The party encountering a force majeure event shall also make any and all reasonable efforts to terminate the force majeure event.

4.	Once a force majeure event occurs, both parties shall immediately negotiate to find an equitable solution, and shall also make any and all reasonable efforts to minimize the consequences of the force majeure event.

5.	If a force majeure event lasts for over ninety (90) days and both parties cannot reach any agreement on an equitable solution, either party shall then have the right to terminate this Agreement. Upon termination of the Agreement as per the foregoing provision, no further rights or obligations will accrue to either party, provided that the rights and obligations of each party that already accrue as of the date of termination of this Agreement shall not be affected by the termination.

X. Miscellaneous

1.	Amendments to Agreement

(a)	Both parties hereby acknowledge that this Agreement is a fair and reasonable agreement reached by and between them on the basis of equality and mutual benefit. In the event of any inconsistence, this Agreement shall prevail over all discussions, negotiations and written covenants reached by and between both parties with regard to the subject matter hereof before execution of this Agreement.

(b)	Any and all amendments, additions or alterations to this Agreement shall be made in written and shall not take effect until and before being affixed with each party’s company seal. Both parties’ amendments and additions to this Agreement shall constitute an integral part of and enjoy equal legal effectiveness as this Agreement.

2.	Notices

Notices or other correspondence that either party shall give as required by this Agreement shall be made in writing and in Chinese and delivered by person (including express mail service) or by registered airmail. All notices and correspondence shall be sent to the following addresses unless any otherwise address has been informed by written notification:

Party A:	Beijing Sogou Technology Development Co., Ltd.
Address:	Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode:	100084

Party B:	Beijing Sogou Information Service Co., Ltd.
Address:	Room 2, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode:	100084

3.	Service of Notices

Notices and correspondence shall be deemed as given as per the following terms:

(a)	If delivered by person (including by express mail service): on the date of sign-in by the receiving party.

(b)	If delivered by registered mail: on the 3rd day from the date of receipt issued by the post office.

4.	Severity of Agreement

Without affecting other terms and conditions of this Agreement, if any provision or part of this Agreement is held invalid, unlawful or unenforceable according to Chinese laws or is against public interest, the effectiveness, validity and enforceability of the terms and conditions in all other parts of the Agreement shall not be affected and impaired in any way. Both parties shall negotiate in good faith to discuss and determine a clause to the satisfaction of both parties in order to replace the invalid provision.

5.	Successors and Assignees

This Agreement shall be equally binding upon each party’s lawful successors and assignees.

6.	Waivers

Either party’s failure to exercise or delay in exercising any of its rights hereunder shall not be regarded as its waiver of the right and single exercise of any right shall not prevent future exercise of any other right.

7.	Language and Counterparts

This Agreement is executed in Chinese in FOUR identical copies, of which each party respectively holds TWO and all enjoy equal legal effectiveness.

(There is no text hereinafter. Followed is the signing page)

(This page contains no text and is the signing page of the Business Division and Partnership Agreement)

Party A: Beijing Sogou Technology Development Co., Ltd

(Seal)

Party B: Beijing Sogou Information Service Co., Ltd.

(Seal)

Exhibit:

Rate and Terms of Payment of Service Fee

I. Party A shall pay service fee to Party B at the rate of RMB 2 million per annum.

II. Party A shall, within thirty days from the starting date of any fiscal year, pay the said service fee of the prior year into the bank account designated by Party B.

III. If Party A believes that the service pricing mechanism set forth in this clause cannot be applied and is to be adjusted due to certain reason, Party B shall, within ten working days from the date of the written service fee adjustment request of Party A, actively negotiate with Party A in good faith in order to determine a new charge rate or pricing mechanism. Party B will be deemed as given tacit consent to the requested service fee adjustment if and to the extent that it fails to replay within ten working days after receiving the said adjustment notice. If and as requested by Party B, Party A shall also negotiate with Party B regarding service fee adjustment.